EXHIBIT 3.2

BYLAWS
OF
A. M. CASTLE & CO.
As amended and restated on August 31, 2017
ARTICLE I
OFFICES
Section 1. The principal office of the corporation shall be at such place or places as the Board of Directors may from time to time determine.
Section 2. The corporation may also have offices at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1. All meetings of the stockholders for the election of directors shall be held at the office of the corporation at 1420 Kensington Road, Suite 220, Oak Brook, Illinois or such other place as the Board of Directors may from time to time determine. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
Section 2. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the corporation shall be held on the date and at the time and place set by the Board of Directors.
Section 3. Written notice of the annual meeting, stating the time and place thereof, shall be given to each stockholder entitled to vote thereat, and to each stockholder not entitled to vote thereat who is entitled to notice thereof, at least 10 days and not more than 90 days before the date of the meeting either by mail, by electronic transmission, by presenting it to such stockholder personally, by leaving it at his residence or usual place of business or by any other means authorized by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.
Section 4. (a)    Each of the chairman of the board, president and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section

4, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, president or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 4, a special meeting of stockholders shall also be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
(b) (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.
(2)    In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
(3)    The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 4(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.
(4)    In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 10:00 a.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day, on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 4(b).
(5)    If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
(6)    The chairman of the board, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(7)    For purposes of these bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.
Section 5. Written notice of a special meeting of stockholders, stating the time, place and purpose thereof, shall be given to each stockholder entitled to vote thereat, and to each stockholder not entitled to vote thereat who is entitled to notice thereof, at least 10 days and not more than 90 days before the date fixed for the meeting either by mail or by presenting it to such stockholder personally, by electronic transmission or by leaving it at his residence or usual place of business or by any other means authorized by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.
Section 6. Subject to Section 12(a) of this Article II, any business of the corporation may be transacted at an annual meeting of stockholders without being specifically stated in the notice, except such business as is required by any statute to be stated in such notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 7. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 8. The holders of stock entitled to cast a majority of all the votes entitled to be cast thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the corporation’s charter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
Section 9. When a quorum is present at any meeting, a plurality of the votes cast shall decide any election of directors and a majority of the votes cast shall decide any other question brought before such meeting, unless the question is one upon which by express provision of statute, the corporation’s charter or the Stockholders Agreement, dated as of August 31, 2017, by and among the corporation and the stockholders signatory thereto, as the same may be amended or supplemented from time to time (the “Stockholders Agreement”), a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 10. Except as otherwise provided in the corporation’s charter, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the corporation’s stock having voting power held by such stockholder. Any such proxy or evidence of other authorization to vote for a stockholder shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless the proxy provides for a longer period.
Section 11. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if (a) a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the corporation in accordance with the Maryland General Corporation Law (the “MGCL”), which in any event may not be less than the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. The corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.
Section 12. (a) (1) Nominations of individuals for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a) or (iv) as otherwise provided in the Stockholders Agreement.
(2) Other than any nomination of individuals for election to the Board of Directors pursuant to Section 4.01 of the Stockholders Agreement, for any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 12 and shall be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.
(3) Such stockholder’s notice shall set forth:
(i)    as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act;
(ii)    as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, other than any interest arising under the Stockholders Agreement;
(iii)    as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
(A)    the class, series and number of all shares of stock or other securities of the corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
(B)    the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
(C)    whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed

Nominee or Stockholder Associated Person in the corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and
(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series or any interest arising under the Stockholders Agreement;
(iv)    as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 12(a) and any Proposed Nominee,
(A)    the name and address of such stockholder, as they appear on the corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and
(B)    the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;
(v)    the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and
(vi)    to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
(4) Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the corporation in connection with service or action as a director that has not been disclosed to the corporation and (b) will serve as a director of the corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the corporation are listed or over-the-counter market on which any securities of the corporation are traded).
(5) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 12(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.
(6) For purposes of this Section 12, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 12(b) or (iv) as otherwise provided in the Stockholders Agreement. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election to such position as specified in the corporation’s notice of meeting, if the stockholder’s notice containing the information required by paragraphs (a)(3) and (4) of this Section 12 shall be delivered to the secretary at the principal executive office of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.
(c) (1) If information submitted pursuant to this Section 12 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 12. Any such stockholder shall notify the corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 12, and (B) a written update of any information (including, if requested by the corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 12 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 12.
(2) Except as otherwise provided in the Stockholders Agreement, only such individuals who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible for election by stockholders as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 12. The chairman of the meeting shall have the power to determine, in his or her sole determination, whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.
(3) For purposes of this Section 12, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news or wire service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(4) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in, nor any rights of the corporation to omit a proposal from, the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE III
DIRECTORS
Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) nor more than twelve (12). At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, from time to time, within the limits above specified, provided that (a) such increase or decrease complies and is approved in accordance with the Stockholders Agreement, (b) the number thereof shall never be less than the minimum number required by the

MGCL and (c) the tenure of office of a director shall not be affected by any decrease in the number of directors. Directors need not be stockholders. For so long as the Stockholders Agreement is in effect, (i) in order to be qualified to be nominated for election as a director, or to be elected or serve as a director, whether at an annual meeting of stockholders or to fill any vacancy on the Board of Directors, an individual must meet the qualifications specified in the Stockholders Agreement and (ii) the corporation shall not reduce the size of the Board of Directors so as to not give effect to the designation rights set forth in the Stockholders Agreement.
Section 2. If for any reason any or all of the directors cease to be directors, such event shall not terminate the corporation or affect these bylaws or the powers of the remaining directors hereunder. Except as otherwise provided in the terms of the Stockholders Agreement, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Except as otherwise provided in the terms of the Stockholders Agreement, any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority of the entire Board of Directors. Any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Any director or directors may be removed from office at any time at a meeting called expressly for that purpose in accordance with the corporation’s charter.
Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the corporation’s charter or by these bylaws expressly directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Maryland.
Section 5. The annual meeting of the Board of Directors shall be held immediately after the adjournment of the annual meeting of stockholders and at the place where such annual meeting shall have been held, and no notice of such meeting shall be necessary to the newly elected directors.
Section 6. Regular meetings of the Board of Directors may be held without notice at such time, not to occur less than once a quarter, and at such place as shall from time to time be determined by the Board of Directors.
Section 7. Special meetings of the Board of Directors may be called by the chairman of the board or the president on two days’ notice to each director, by mail, electronic transmission, courier, facsimile or telegram. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a director.
Section 8. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the corporation’s charter or by the Stockholders Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 9. Unless otherwise restricted by the corporation’s charter or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.
Section 10. At any meeting of the Board of Directors or any committee thereof at which all of the directors or members of the committee shall be present, any business may be transacted, regardless of whether such business falls within the purpose or purposes for which such meeting may have been called, and regardless of the fact that no notice whatsoever was given of the holding of such meeting.
Section 11. Members of the Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more directors of the corporation, which, to the extent permitted by statute and the Stockholders Agreement and provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. For so long as the Stockholders Agreement is in effect, in order to be qualified to serve as a member of a committee of the Board of Directors, such individual must meet the qualifications specified in the Stockholders Agreement. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. At any meeting of a committee, a majority of the committee members shall constitute a quorum for the transaction of business and the act of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee, except as may be otherwise specifically provided by statute, by the corporation’s charter or by the Stockholders Agreement. If a quorum shall not be present at any meeting of a committee, the committee members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS
Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof and may be paid a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof or receive stated compensation as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Section 15. The Board of Directors may appoint such retired members of the Board of Directors to the nonvoting position of director emeritus and/or honorary chairman as it shall deem appropriate who shall thereafter hold their offices or agencies, as the case may be, for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 16. Directors emeritus and honorary chairmen may be paid their expenses of attendance at such meetings of the Board of Directors or any committee thereof as they attend and such allowances or expenses as may be incurred while performing duties or responsibilities as directed by the Board of Directors.
ARTICLE IV
NOTICES
Section 1. Notices to stockholders shall be in writing and delivered as provided in Article II of these bylaws. Notices to directors shall be in writing and delivered personally or by mail, electronic transmission, facsimile, courier or telegram. Notice by mail shall be deemed to be given when deposited in the U.S. mail addressed to the person at his post office address as it appears on the records of the corporation, with postage thereon prepaid. Notice by electronic transmission shall be deemed to be given when transmitted to the director by an electronic transmission to any address or number of the director at which the director receives electronic transmissions.
Section 2. Whenever any notice is required to be given under the provisions of any statute or of the corporation’s charter or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice either before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends solely for the express purpose of objecting to the transaction of any business at the meeting on the ground that meeting is not lawfully called or convened.
ARTICLE V
OFFICERS
Section 1. The officers of the corporation shall be elected by the Board of Directors and shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer,

a controller and, if deemed advisable by the Board of Directors, a secretary-legal counsel. Two or more offices except president and vice president may be held by the same person except that where the offices of president and secretary are held by the same person, such person shall not hold any other office.
Section 2. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, a controller and, if it deems advisable, an assistant secretary/law.
Section 3. The Board of Directors may appoint such other officers, including, without limitation, one or more assistant secretaries, assistant treasurers, assistant controllers and such agents as it shall deem necessary who shall hold their offices or agencies, as the case may be, for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.
Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify or until their death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors then in office. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.
THE CHAIRMAN OF THE BOARD
Section 6. The chairman of the board shall preside at all meetings of the Board of Directors and shall have such other duties and powers as may be assigned to him by the Board of Directors from time to time.
THE PRESIDENT
Section 7. The president shall be the chief executive officer of the corporation and shall exercise general supervision over the business and fiscal affairs and policy of the corporation, and shall have such other duties and powers as may be assigned to him by the Board of Directors from time to time. He shall preside at all meetings of the stockholders and, in the absence, death or other inability to act of the chairman of the board, he shall have and exercise the powers and duties of the chairman of the board.
THE VICE-PRESIDENTS
Section 8. The vice-president, or if there is more than one, the vice-presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES
Section 9. The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the committees thereof when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the chairman of the board or the president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.
Section 10. The assistant secretary, or if there is more than one, the assistant secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
Section 11. The assistant secretary shall, in addition to the duties of assistant secretary described above, give legal advice and assistance as called upon to do so by any officer of the corporation and shall generally oversee and supervise the legal affairs of the corporation as the Board of Directors may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
Section 12. The treasurer shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors; he shall review the disbursement of funds of the corporation in the manner specified by the Board of Directors, making certain that there are proper vouchers supporting such disbursements, and shall render to the chairman of the board, the president and the Board of Directors, whenever required, an accurate account of all his transactions as treasurer; he shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to this corporation in case of his death, resignation, retirement or removal from office, of all papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.
Section 13. In the absence or disability of the treasurer, the duties and powers of the treasurer shall be performed and exercised by such assistant treasurer elected or appointed by the Board of Directors as shall be determined by the Board of Directors.
THE CONTROLLER AND ASSISTANT CONTROLLERS
Section 14. The controller shall have the custody of the books and accounting records belonging to the corporation; he shall disburse the funds of the corporation in the manner specified by the Board of Directors, preparing proper vouchers for such disbursements and shall render to the chairman of the board, the president and to the Board of Directors, whenever required, an accurate account of all his transactions as controller and a statement of the financial condition of the corporation; he shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers and other property of whatever kind in his possession or under his control belonging to the corporation.
Section 15. In the absence or disability of the controller, the duties and powers of the controller shall be performed and exercised by such assistant controller elected or appointed by the Board of Directors as shall be determined by the Board of Directors.
ARTICLE VI
CERTIFICATES OF STOCK
Section 1. Except as may be otherwise provided by the Board of Directors or any officer of the corporation, stockholders of the corporation are not entitled to certificates representing the shares of stock held by them. In the event that the corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the corporation in any manner permitted by the MGCL. In the event that the corporation issues shares of stock without certificates, to the extent then required by the MGCL the corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no difference in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
LOST CERTIFICATES
Section 2. Any officer of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors or an officer of the corporation has determined that such certificates may be issued. Unless otherwise determined by an officer of the corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the corporation.

TRANSFERS OF STOCK
Section 3. All transfers of shares of stock shall be made on the books of the corporation in such manner as the Board of Directors or any officer of the corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors or an officer of the corporation that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the laws of the State of Maryland.
Section 4. Notwithstanding the foregoing, transfers of shares of stock shall be subject in all respects to the corporation’s charter and the Stockholders Agreement and all of the terms and conditions contained therein.
CLOSING OF TRANSFER BOOKS; RECORD DATES
Section 5. The Board of Directors may close the stock transfer books of the corporation for a period not more than 20 days, and not less than 10 days, preceding the date of any meeting of stockholders or for a period not more than 20 days preceding the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose.
Section 6. In lieu of closing the stock transfer books as described above, the Board of Directors may fix in advance a date, not more than 90 days, and not less than 10 days, preceding the date of any meeting of stockholders, and not more than 90 days preceding the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of stock shall go into effect or in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any postponement or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any postponement or adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as described above.
Section 7. If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors declaring the dividend or allotment of rights is adopted.
Section 8. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which cases a new record date shall be determined as set forth herein.
REGISTERED STOCKHOLDERS
Section 10. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share of stock to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
ARTICLE VII
GENERAL PROVISIONS
DIVIDENDS
Section 1. Dividends and other distributions upon the stock of the corporation, subject to any provisions of any statute and the corporation’s charter, may be authorized by the Board of Directors at any regular or special meeting and declared by the corporation. Dividends and other distributions may be paid in cash, in property, or in shares of stock of the corporation, subject to the provisions of any statute and the corporation’s charter.
CORPORATE OBLIGATIONS
Section 2. All contracts, deeds, mortgages, leases or instruments shall be signed by the chairman of the board or by the president (or, in their absence or inability to act, by such officers as may be designated by the Board of Directors) and by the secretary or an assistant secretary; provided, however, that the Board of Directors may authorize any other officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of, and on behalf of, the corporation, and such authority may be general or confined to specific instances.
Section 3. All checks, drafts or other orders for the payment of money, bonds, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner, as shall from time to time be determined by resolution of the Board of Directors.

FISCAL YEAR
Section 4. The fiscal year of the corporation shall begin on the first day of January in each year.
SEAL
Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words “Incorporated Maryland.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Whenever the corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the corporation.
ARTICLE VIII
INDEMNIFICATION
Section 1. Any person (a “Covered Person”) who was or is an authorized representative of the corporation and who is made or threatened to be made a party to, or witness in, any proceeding (which term shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of the fact that such person was or is an authorized representative of the corporation, shall (to the fullest extent permitted by Maryland law in effect from time to time) be indemnified by the corporation against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it shall be established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The corporation may, with the approval of the Board of Directors, provide such indemnification to a person who served a predecessor of the corporation in any of the capacities described above and to any agent of the corporation or a predecessor of the corporation. For purposes of this Section 1, “authorized representative” means (i) any and all present and former directors of the corporation, (ii) the corporation’s present and former Chief Executive Officer, President, Chief Financial Officer, General Counsel, Treasurer, Secretary, Division Presidents and Executive Vice Presidents and any and all other executive officers of the corporation who are elected by the Board and (iii) any person designated as an authorized representative by the Board (which may, but need not, include any person serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise).
Section 2. Except as provided in Section 1 above, the termination of any proceeding by judgment, order or settlement shall not create a presumption that a Covered Person did not meet the applicable standard of conduct. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall create a rebuttable presumption that a Covered Person did not meet the applicable standard of conduct.
Section 3. Except where a Covered Person has been successful, on the merits or otherwise, in the defense of any proceeding described above, any indemnification hereunder shall be made only after: (a) the Board of Directors (acting by a majority vote of a quorum consisting of directors not, at the time, parties to such proceeding or, if such a quorum cannot be obtained, then by a majority vote of a duly designated committee of the Board of Directors consisting solely of two or more directors not, at the time, parties to such proceeding) determines that such person has met the applicable standard of conduct for indemnification; (b) special legal counsel (selected by the Board of Directors or a committee of the Board of Directors by the vote as set forth in clause (a) or as otherwise permitted by Maryland law) determines that such person has met such standard of conduct; or (c) the stockholders determine that such person has met such standard of conduct.
Section 4. Reasonable expenses incurred by a Covered Person who is made or threatened to be made a party to, or witness in, a proceeding shall be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of (a) a written affirmation by the Covered Person of his or her good faith belief that the standard of conduct necessary for indemnification by the corporation has been met; and (b) a written undertaking by or on behalf of the Covered Person to repay the amount if it is ultimately determined that the standard of conduct has not been met.
Section 5. The indemnification and advancement of expenses provided or authorized hereunder shall not be deemed exclusive of any other rights to which any person may be entitled under the corporation’s charter, these bylaws, a resolution of stockholders or directors, any insurance, an agreement (including the Stockholders Agreement) or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. Indemnification provided hereunder shall, in the case of death of a Covered Person, inure to the benefit of his heirs, executors or other lawful representatives.
Section 6. If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the reasonable expenses of prosecuting such claim. In any such action, the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 7. The corporation (i) shall be the indemnitor of first resort with respect to indemnification required under this Article VIII (i.e., its obligation to a Covered Person is primary and any obligation of any other person and/or insurance provider other than the corporation (a “Secondary Indemnitor”) to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Covered Person are secondary), (ii) shall be required to advance the full amount of expenses contemplated by this Article VIII that are incurred by a Covered Person and shall be liable for the full amount of all such expenses, judgments, penalties, fines and amounts paid in settlement to the extent not expressly prohibited and as required by the terms of these bylaws, the corporation’s charter or any agreement between the corporation and such Covered Person, and (iii) shall, to the extent a Covered Person has received any payment of amounts otherwise indemnifiable hereunder from any Secondary Indemnitor, upon request by such Covered Person, reimburse such amounts to such Secondary Indemnitor.
Section 8. Neither the amendment nor the repeal of this Article, nor the adoption or amendment of any other provisions of these bylaws or of the corporation’s charter inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
Section 9. This Article shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.
Section 10. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.ARTICLE IX
EXCLUSIVE FORUM FOR CERTAIN LITIGATION
Section 1. Unless the corporation consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the corporation to the corporation or to the stockholders of the corporation, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the MGCL or the corporation’s charter or these bylaws, or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation that is governed by the internal affairs doctrine.
ARTICLE X
AMENDMENTS
Section 1. Except as otherwise provided in the charter or the Stockholders Agreement, the Board of Directors shall have the exclusive power to make, alter or repeal these bylaws. These bylaws may be altered or repealed at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting.
ARTICLE XI
STOCKHOLDERS AGREEMENT
Section 1. Notwithstanding anything in these bylaws to the contrary, any inconsistency between these bylaws and the Stockholders Agreement shall be resolved in favor of the Stockholders Agreement, except to the extent the conflicting bylaw provisions are based on mandatory provisions of Maryland law.